UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GREENE COUNTY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

$3,150

(2)	Form, Schedule or Registration Statement No.:

S-4, No. 333-141409

(3)	Filing Party:

Greene County Bancshares, Inc.

(4)	Date Filed:

3/19/07

April 20, 2007
Dear Shareholder:
     We are pleased to enclose your proxy statement for the business portion of the Company’s 2007 annual meeting of shareholders. Please note that we will still meet for the annual luncheon with you scheduled to be held on April 25, 2007, at the General Morgan Inn in Greeneville.
     Earlier, we mailed to you the Company’s 2006 annual report that normally accompanies this material. We regret the delay we have experienced in providing our proxy statement for the business portion of the meeting, at which we will consider both usual business, including the election of directors and the ratification of our independent registered public accounting firm for the coming year, as well as special items related to our previously announced and pending acquisition of Civitas BankGroup. Due to the inclusion of these latter agenda items, the preparation and filing of our proxy materials with the Securities and Exchange Commission as well as obtaining certain regulatory approvals delayed our normal process by approximately two weeks.
     Because of the resulting delay in mailing this material to you, on April 25 we expect to convene, review our progress with you, discuss the initiatives accomplished in 2006 and enjoy a luncheon. No official business will be conducted at that time — instead, as noted in the enclosed materials, that business will be conducted on May 16, 2007, at 10:00 a.m. ET. Rescheduling the business portion of our annual meeting until this later date allows additional time for you to return the enclosed proxy card to vote and be represented at the annual meeting, and it will help ensure that we have the opportunity to receive a sufficient number of votes to conduct the meeting and act on the matters to be considered.
     We nevertheless encourage you to join us for the scheduled social portion of the annual meeting at the General Morgan Inn in Greeneville on April 25 for our annual luncheon with our directors, management, and other shareholders. Although no official business will be conducted at our gathering on April 25, we look forward to seeing you there.
     Regardless of whether you plan to attend either the social portion of our annual meeting on April 25 or the official portion on May 16, please sign, date and return the proxy card that accompanies your proxy statement to register your vote on the important issues that will be voted on at the meeting. Your response now will help keep our solicitation expenses at a minimum and will help ensure that your voice is heard at the meeting.
     Thank you for your continued interest in our company.

Sincerely,

R. Stan Puckett
Chairman of the Board and
Chief Executive Officer

Greene County Bancshares, Inc. • 100 North Main Street • Greeneville, TN 37743 • (423) 639-5111